UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 Desbrosses Street New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 16, 2012, Srinivas Akkaraju, M.D., Ph.D. became a member of board of directors of Intercept Pharmaceuticals, Inc. (the “Company”). As described in the Registration Statement on Form S-1 (File No. 333-183706) (the “Registration Statement”), the Company’s board of directors previously approved the appointment of Dr. Akkaraju to the Company’s board of directors, effective upon the completion of the Company’s initial public offering. Dr. Akkaraju has not yet been assigned to any of the committees of the Company’s board of directors. There are no arrangements or understandings between the Company and any other person pursuant to which Dr. Akkaraju was selected as a director, nor are there any transactions between Dr. Akkaraju and the Company in which he has a direct or indirect material interest that the Company is required to report except as set forth below.

Since 2009, Dr. Akkaraju has been a managing director of New Leaf Venture Partners, L.L.C. From 2006 to 2008, Dr. Akkaraju served as a managing director at Panorama Capital, LLC, a private equity firm founded by the former venture capital investment team of J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Prior to co-founding Panorama Capital, he was with J.P. Morgan Partners, which he joined in 2001 and of which he became a partner in 2005. From 1998 to 2001, he was in business and corporate development at Genentech, Inc. (a wholly owned member of the Roche Group), a biotechnology company, most recently as senior manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received an M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. Dr. Akkaraju serves as a director of Seattle Genetics, Inc. a publicly traded biotechnology company. Previously, Dr. Akkaraju served as a director on the boards of SynaGeva Biopharma Corp., Barrier Therapeutics, Inc. and Pharmos Inc., all of which are publicly traded biotechnology companies, and Amarin Corporation plc, a foreign publicly traded biotechnology company.

As described in the Registration Statement, New Leaf Venture Partners, L.L.C., of which Dr. Akkaraju is a managing director, and its affiliated funds purchased an aggregate of $10.5 million in shares of common stock in the initial public offering at the initial public offering price.

As of the date of this Current Report on Form 8-K, the Company’s board of directors had not yet granted any equity awards to Dr. Akkaraju in connection with his appointment as a director but may do so in the future under the Company’s 2012 Equity Incentive Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment and Restatement of Certificate of Incorporation

On October 16, 2012, the Company filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. As described in the Registration Statement, the Company’s board of directors and stockholders previously approved the Restated Certificate to be effective upon the closing of the initial public offering. The Restated Certificate amends and restates in its entirety the Company’s amended and restated certificate of incorporation to, among other things:

•	authorize 25,000,000 shares of common stock; holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights; subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company’s board of directors out of funds legally available for dividend payments; holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights; there are no redemption or sinking fund provisions applicable to the common stock; in the event of any liquidation, dissolution or winding-up of the Company’s affairs, holders of common stock will be entitled to share ratably in the Company’s assets that are remaining after payment or provision for payment of all of the Company’s debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any;

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•	eliminate all references to the previously existing series of preferred stock and authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the board of directors without further stockholder authorization in one or more series upon the terms, limitations, voting rights, relative rights and preferences and variations designated by the board of directors; if issued, preferred stock would have priority over common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation; although the Company has no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of the Company or an unsolicited acquisition proposal;
•	permit the board of directors to alter, amend or repeal the bylaws without obtaining stockholder approval;
•	require the approval of at least 80% of the shares entitled to vote at an election of directors to adopt, amend or repeal the bylaws or repeal the provisions of the Restated Certificate regarding the inability of stockholders to call a special meeting of stockholders, among other provisions;
•	provide that special meetings of stockholders may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;
•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a duly called annual or special meeting of stockholders; provided, however, that if any one stockholder, together with its affiliates, collectively holds a majority of the voting power of the then-outstanding shares of capital stock, action may be taken without a meeting and vote, through the written consent of holders of the requisite number of votes necessary to authorize or take such action at a meeting; and
•	provide for the indemnification of the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of October 16, 2012, the Company restated its bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be adopted effective upon the closing of the Company’s initial public offering. The Restated Bylaws amend and restate in their entirety the Company’s bylaws to, among other things:

•	permit the board of directors to alter, amend or repeal the bylaws without obtaining stockholder approval; require the approval of at least 80% of the shares entitled to vote at an election of directors to adopt, amend or repeal the bylaws;
•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a duly called annual or special meeting of stockholders; provided, however, that if any one stockholder, together with its affiliates, collectively holds a majority of the voting power of the then-outstanding shares of capital stock, action may be taken without a meeting and vote, through the written consent of holders of the requisite number of votes necessary to authorize or take such action at a meeting;
•	provide that special meetings of stockholders may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;
•	establish advance notice requirements for nominations for election to the board of directors and for proposals to be acted upon at stockholder meetings; for example, the Restated Bylaws require that, except in certain cases, to be timely, a stockholder’s notice submitting a proposal or director nomination for consideration at the Company’s annual stockholder meeting must be delivered to the corporate secretary at the Company’s principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company;

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•	set forth the rights, powers and manner of acting of the board of directors and officers;
•	permit the board of directors to create committees of the board of directors; and
•	provide for the indemnification of the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

The foregoing description is qualified in its entirety by reference to the Company’s Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 15, 2012, the American Association of the Study of Liver Disease (“AASLD”) accepted as a latebreaker poster for its upcoming meeting, The Liver Meeting, in Boston, on November 9-13, 2012, initial study results from the Company’s ongoing PESTO clinical trial.  PESTO is an open label Phase 2a clinical trial of obeticholic acid (“OCA”) in patients with portal hypertension to evaluate the ability of OCA to reduce hepatic portal venous pressure in patients with end-stage liver disease.  Patients with established alcoholic cirrhosis and portal hypertension were evaluated with a 10mg dose, given for seven days.  According to the results reported in the latebreaker poster, OCA appeared to be well tolerated in all twelve patients in the trial and five of eight patients who underwent portal circulation pressure assessments showed improvements in hepatic venous pressure gradient, the standard measurement with such evaluations. The abstract is available at www.aasld.org.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On October 16, 2012, the Company closed its initial public offering of 5,750,000 shares of common stock at a price of $15.00 per share, less underwriting discounts and commissions. The initial public offering included the exercise in full by the underwriters of their option to purchase an additional 750,000 shares of common stock. Copies of the press releases announcing the information contained in this Item 8.01 is being filed herewith as Exhibits 99.1 and 99.2 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

3.1	Restated Certificate of Incorporation of Intercept Pharmaceuticals, Inc., effective as of October 16, 2012.
3.2	Restated Bylaws of Intercept Pharmaceuticals, Inc., effective as of October 16, 2012.
99.1	Press release dated October 11, 2012.
99.2	Press release dated October 15, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Date: October 16, 2012	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer

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